Exhibit 99.03

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OF THE

SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTER ENDED JUNE 30, 2011

FDIC CERTIFICATE NO. 20884

BANK OF GUAM

GUAM

96-0002144

P.O. BOX BW

HAGATNA, GUAM

96910

Telephone: (671) 472-5300

Indicate by check mark whether the bank (1) has filed all reports required to be filed by section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

    ☒  YES    ☐  NO

Part I. Financial Information.

Item 1 - Financial Statements.

STATEMENT OF CONDITION ($ in thousands)

As of June 30, 2011, December 31, and June 30, 2010

	June 2011	December 2010	June 2010
ASSETS
Cash & Due from Banks	$32,096	$32,102	$23,689
Interest bearing deposits in other banks	52,173	60,526	77,872
Investment securities	269,269	221,876	208,893
Federal funds sold and securities purchased under agreement to resell	5,000	10,000	7,500

Loans	615,930	620,547	619,337
Less allowance for possible loan losses	(10,040)	(9,408)	(9,318)

NET LOANS	605,890	611,139	610,019

Accrued interest receivable	3,598	6,723	6,163
Premises and equipment	18,091	18,713	19,699
Other assets	39,487	29,522	30,805

TOTAL ASSETS	$1,025,604	$990,601	$984,640

LIABILITIES AND STOCKHOLDERS’ EQUITY

DEPOSITS
Noninterest bearing	$255,399	$232,956	$221,769
Interest bearing	667,095	656,319	659,419

TOTAL DEPOSITS	922,494	889,275	881,188

Bank borrowing	10,000	15,000	15,000
Accrued interest payable	250	233	330
Other liabilities	5,376	1,741	4,427

TOTAL LIABILITIES	938,120	906,249	900,945

Shareholders’ equity:
Capital stock at $0.2083 par value
Authorized 48,000,000 shares
Issued and outstanding:
2010 - 8,714,116 shares
6/11 - 8,765,429 shares	1,841	1,830	1,826
Paid-in surplus	14,010	13,683	13,554
Treasury Stock (32,176 shares)	(290)	(290)	(290)
Retained earnings	71,818	70,532	68,139
Accumulated other comprehensive gain (loss)	105	(1,403)	466

Total shareholders’ equity	87,484	84,352	83,695

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,025,604	$990,601	$984,640

STATEMENT OF INCOME ($ in thousands)

For the Quarters and Periods Ended June 30, 2011 and 2010

	June 2011	YTD June 2011	June 2010	YTD June 2010
Interest income:
Interest and fees on loans
Taxable	10,282	20,525	9,750	19,150
Exempt from income tax	994	1,981	669	1,263
Interest on deposits in other banks	106	209	189	345
Interest on investment securities	1,526	2,712	1,592	3,241
Interest on Federal funds sold	3	6	3	7

Total interest income	12,911	25,433	12,203	24,006

Interest expense:
Time deposits	119	229	186	377
Savings deposits	1,182	2,319	1,170	2,543
Other borrowed funds	98	229	138	295

Total interest expense	1,399	2,777	1,494	3,215

Net interest income	11,512	22,656	10,709	20,791

Provision for loan losses	975	1,950	750	1,475

Net interest income after provision for loan losses	10,537	20,706	9,959	19,316

Other operating income:
Service charges and fees	1,177	2,091	1,161	1,982
Investment securities gains, net	981	1,171	780	792
Dividend Income	—	—	—	—
Other income	1,405	2,827	1,278	2,910

Total other operating income	3,563	6,089	3,219	5,684

Other operating expenses:
Salaries and employee benefits	5,378	10,699	4,934	9,743
Occupancy	1,513	2,878	1,429	2,781
Furniture and equipment expenses	1,194	2,438	1,415	2,765
General, administrative and other expenses	3,377	6,353	3,157	6,322

Total other operating expenses	11,462	22,368	10,935	21,611

Net income before income taxes	2,638	4,427	2,243	3,389

Provision for income taxes	586	951	606	866

Net income	2,052	3,476	1,637	2,523

STATEMENT OF CHANGES IN CAPITAL ACCOUNTS ($ in thousands)

For the period ended June 30, 2011, December 31, and June 30, 2010

	June 2011	December 2010	June 2010
Capital Stock:

Treasury Stocks:
Balance at beginning of period	$(290)	$(290)	$(290)
(32,176 shares at 6/30/11 and 6/30/10)
Shares in Treasury	—	—	—

Balance at end of period	(290)	(290)	(290)

Common Stock:
Balance at beginning of period	1,830	1,820	1,820
(8,714,116 and 8,669,487 at 12/31/10 and 12/31/09, respectively)
Treasury Stock, net
Exercise of stock options and grant of stock bonus	11	10	5

(6,293 and 6,838 shares issued, respectively)
Balance at end of period	1,841	1,830	1,825

(8,765,429 and 8,696,231 at 6/30/11 and 6/30/10, respectively)

Capital Surplus:
Balance at beginning of period	13,683	13,357	13,357
Shares issued
Exercise of stock options and grant of stock bonus	326	326	197

Balance at end of period	14,009	13,683	13,554

Accumulated other comprehensive (loss) gain income:
Balance at beginning of period	(1,403)	(1,781)	(1,781)
Change in unrealized gain (loss) on securities avaiable-for-sale, net of tax effects	1,508	378	2,247

Balance at end of period	105	(1,403)	466

Retained Earnings:
Balance at beginning of period	70,532	67,789	67,789
Net income	3,476	7,092	2,523
Treasury Stock, net
Cash dividends declared	(2,189)	(4,349)	(2,172)

Balance at end of period	71,819	70,532	68,140

Total Stockholders’ Equity	$87,484	$84,352	$83,695

Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Results of Operations

As of first half of 2011, Bank of Guam’s total resources increased by $35 million (up 3.53%) to $1.026 billion from $990.6 million at December 31, 2010. This increase is largely attributed to the growth in our Investment Securities portfolio, which increased $47.4 million to $269.3 million at June 30, 2011 (up 21.4%) from $221.9 million at December 31, 2010. In addition, there was an increase in Other Assets, which increased $10 million to $39.5 million at June 30, 2011, up 33.8% from $29.5 million at December 31, 2010. This was offset by a $8.4 million decrease in Interest Bearing Deposits in Other Banks from $60.5 million as of December 31, 2010 to $52.2 million as June 30, 2011. Also, there was a $5.2 million decrease in our Loan Portfolio from $611.1 million as of December 31, 2010 to 605.9 million as of first half 2011.

Total liabilities for Bank of Guam recorded a strong growth closing the first half of 2011 at $938.1 million, up $31.9 million (or 3.52%) from $906.2 million at December 31, 2010. This increase is primarily attributed to an increase of $33.2 million (or 3.74%) in our Deposit portfolio from $889.3 million as of December 31, 2010 to $922.5 million as of June 30, 2011. In addition, there was an increase of $3.6 million in Other Liabilities from $1.7 million as of December 31, 2010 to $5.4 million as of June 30, 2011. This was offset by a $5 million decrease in Bank Borrowings from $15 million as of December 31, 2010 to $10 million as of first half 2011.

As of the first half of 2011, total shareholder’s equity stood at $87.5 million, up $3.1 million from $84.3 million at December 31, 2010. This increase is attributed to a $1.35 million increase in Accumulated Comprehensive Income, coupled with a $1.3 million increase in Retained Earnings.

Net income after taxes as of June 30, 2011 totaled $2.1 million, which was $416 thousand higher as of same time last year at $1.6 million. This increase in Net Income is largely attributed to the $578 thousand increase in Net Interest Income after Loan Loss Provision and a $344 thousand increase in Other Operating Income, which was slightly offset by a $527 thousand increase in Other Operating Expenses.

There are no substantial changes to the Bank’s liquidity position as indicated below.

The Bank continues to maintain a positive liquidity position in terms of its asset and liability management.

Selected Financial Data

	June 30 2011	December 31 2010	June 30 2010
Net Loans	605,890	611,949	610,019
Total Deposits	922,494	889,319	881,188
Core Deposits	599,545	551,544	533,359
Volatile Deposits	322,949	337,775	347,829

Asset Liquidity Measures
Percent of Total Assets
Cash & Due from Banks	8.22%	9.35%	10.31%
Fed Funds Sold	0.49%	1.01%	0.76%
Total Investments	26.25%	22.16%	21.22%
Percent of Total Deposits
Net Loans	65.68%	68.81%	69.23%

Liability Liquidity Measures
Percent of Total Liabilities
Total Deposits	98.33%	97.89%	97.81%
Percent of Total Deposits
Demand Deposits	27.69%	26.26%	25.17%
Interest Bearing Deposits	72.31%	73.74%	74.83%
Total Equity to Total Assets	8.53%	8.43%	8.50%
Core Deposits to Total Assets	58.46%	55.65%	54.17%
Core Deposits to Total Deposits	64.99%	62.02%	60.53%
Volatile Liabilities to Total Assets	31.49%	34.08%	35.33%
Volatile Liabilities to Total Deposits	35.01%	37.98%	39.47%
Reserve for Loan Losses to Total Assets	0.98%	0.92%	0.95%
Reserve for Loan Losses to Total Loans	1.63%	1.47%	1.50%

Part II

Item 5 – Other Information

The Annual Meeting of the Shareholders of the Bank of Guam was held on May 2, 2011, in Hagåtña, Guam. Ms. Lourdes A. Leon Guerrero, President/CEO and Chair of the Board, presided over the meeting. Of the 8,732,195 shares outstanding, represented in person or by proxy were 5,911,985 (67.70%) as of the record date of March 15, 2011.

Proposal for Election of Directors. The nominees to the Board of Directors of the Bank of Guam to serve as Directors for a term of three years, listed below, were elected by the Shareholders. The following schedule lists the number of shares cast for each nominee:

	Votes Withheld	Votes Withheld
	Total Votes For	Total Votes Withheld
Lourdes A. Leon Guerrero	5,885,493	26,492
Joaquin P.L.G. Cook	5,886,225	25,760
Martin D. Leon Guerrero	5,887,125	24,860
Joe T. San Agustin	5,884,151	27,834

Item 6 - Exhibits

Exhibit A Certification of Chief Executive Officer

Exhibit B Certification of Chief Financial Officer

Signatures

Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bank of Guam

By:	/s/ Lourdes A. Leon Guerrero	Date:	8/5/11
Lourdes A. Leon Guerrero
President/Chair of the Board

By:	/s/ Francisco M. Atalig	Date:	8/5/2011
Francisco M. Atalig
SVP/Chief Financial Officer

By:	/s/ Lori C. Sablan	Date:	8/5/2011
Lori C. Sablan
VP/Controller

Exhibit A

Certification Pursuant to

Rule 13a-14 of the Securities Exchange Act of 1934, as amended

I, Lourdes A. Leon Guerrero, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Bank of Guam (the “registrant”);

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15d-14(c)) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: August 5, 2011

/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero
President/Chair of the Board

Exhibit B

Certification Pursuant to

Rule 13a-14 of the Securities Exchange Act of 1934, as amended

I, Francisco M. Atalig, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Bank of Guam (the “registrant”);

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15d-14(c)) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: August 5, 2011

/s/ Francisco M. Atalig
Francisco M. Atalig
Senior Vice President and Chief Financial Officer